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                 OFFER TO EXCHANGE BY LEWIS GALOOB TOYS, INC.

            ONE DEPOSITARY CONVERTIBLE EXCHANGEABLE PREFERRED SHARE
                         REPRESENTING 1/10TH OF A SHARE
               OF $17.00 CONVERTIBLE EXCHANGEABLE PREFERRED STOCK
                        FOR 1.85 SHARES OF COMMON STOCK
                 THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL
                     EXPIRE AT 5:00 P.M. NEW YORK CITY TIME
                       ON MARCH 29, 1996 UNLESS EXTENDED

                               SUMMARY HIGHLIGHTS


o Lewis Galoob Toys, Inc. ("Galoob" or the "Company") is offering to exchange, upon the terms and subject to the conditions set forth in the Offering Circular dated February 28, 1996 (the "Offering Circular") and the accompanying Letter of Transmittal (which, collectively constitute the "Exchange Offer"), each of its Depositary Convertible Exchangeable Preferred Shares (the "Depositary Shares") for 1.85 shares of Common Stock, $.01 par value per share (the "Common Stock"), of the Company (the "Exchange Ratio"). Each Depositary Share represents 1/10th of a share of $17.00 Convertible Exchangeable Preferred Stock (the "Preferred Stock") of the Company.

o On February 9, 1996, the last trading day prior to the announcement of the Exchange Offer, the closing sale prices of the Common Stock and Depositary Shares, as reported by the New York Stock Exchange ("NYSE"), were $17.25 and $25.375 per share, respectively. As of February 27, 1996, the last trading day prior to the commencement of the Exchange Offer, the closing sale prices of the Common Stock and Depositary Shares, as reported by the NYSE, were $16.00 and $29.00, respectively.

o The Exchange Offer is conditioned upon, among other things, at least 75% of the Depositary Shares being validly tendered and not withdrawn prior to the expiration date.

o The Finance Committee of the Board of Directors of the Company has unanimously approved the Exchange Offer, has determined that the Exchange Offer is in the best interest of the Company and fair to its stockholders, and recommends that the holders of the Depositary Shares accept the Exchange Offer. Schroder Wertheim & Co. Incorporated has delivered a fairness opinion to the Finance Committee that, based on certain assumptions and conditions and subject to certain limitations set forth in such opinion, as of February 28, 1996, the Exchange Ratio was fair to the holders of Depositary Shares (the "Depositary Stockholders") from a financial point of view.








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o    The Company is making the Exchange Offer to the Depositary Stockholders to provide them with an economic incentive to exchange their Depositary
     Shares for shares of Common Stock pursuant to the Exchange Offer. The Exchange Offer is being made to enhance the Company's financial position and ability to capitalize on opportunities for continued growth.

o The Company will pay all charges and expenses of Chemical Mellon Shareholder Services, L.L.C., the Depositary for the receipts of the Depositary Shares and Information Agent for the Exchange Offer in connection with the Exchange Offer.

o The purchase of Depositary Shares pursuant to the Exchange Offer will reduce the number of holders of Depositary Shares and the number of Depositary Shares that might otherwise trade publicly, and, depending on the number of Depositary Shares so exchanged, could adversely affect the liquidity and market value of the remaining Depositary Shares held by the public.

                           SUMMARY OF EXCHANGE OFFER


The Company               Lewis Galoob Toys, Inc.

The Depositary Shares     Depositary Shares, each
                          representing 1/10th of a share of $17.00
                          Convertible Exchangeable Preferred Stock,
                          $20.00 liquidation
                          preference of the Company.

Listing                   NYSE

Ticker                    GALPR

Number of Depositary      All of the 1,839,500 Depositary Shares outstanding
Shares Sought

Exchange Ratio            1.85 shares of Common Stock for each Depositary Share

Expiration Date           Friday, March 29, 1996 at 5:00 New York City time,
                          unless the Company shall have extended the period of time during which the exchange offer is open, in which event the expiration date shall be the latest time and date at which the Exchange Offer, as so extended by the Company shall expire.

How to Exchange           See "The Exchange Offer-Procedure for Exchanging
Depositary Shares         Depositary Shares (pages 25-27) in the Offering
                          Circular. For information, call the Information Agent at 800-774-5469.



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Withdrawal Rights     Depositary Shares tendered for exchange may be withdrawn,
                      upon written notice to the Depositary, at any time prior to the Expiration Date of the Exchange Offer, and, unless accepted for exchange by the Company, may be withdrawn at any time after 12:00 midnight on April 23, 1996. See "The Exchange Offer-Withdrawal Rights" (page 27) in the Offering Circular.

Purpose of the Offer  The Company is making the Exchange Offer to the Depositary
                      Stockholders to provide an economic incentive to exchange their Depositary Shares for shares of Common Stock in the Exchange Offer. The Exchange Offer is being made to enhance the Company's financial position and ability to capitalize on opportunities for continued growth.

Market price of      On February 9, 1996, the last trading day prior to the
Depositary Shares    announcement of  the Exchange Offer, the closing sale
                     prices of the Common Stock and Depositary Shares, as reported by the NYSE, were $17.25 and $25.375, respectively. As of February 27, 1996, the last trading day prior to the commencement of the Exchange Offer, the closing sale prices of the Common Stock and the Depositary
                     Shares, as reported by the NYSE, were $16.00 and $29.00, respectively. See "Market Price of Securities" (page 33) in the Offering Circular.

Dividends             On June 10, 1992, the Company announced that it would not
                      pay the July 1, 1992 $0.425 per share quarterly dividend on its Depositary Shares. The Company has not paid any subsequent quarterly dividends. As of December 31, 1995, the dividend was cumulatively fifteen quarters in arrears, representing a total dividend arrearage of $11.7 million
                      (or $6.375 per share). The Company is not legally obligated to pay any such arrearage. There can be no assurance that the Company will reinstate the dividends or pay any dividend arrearages on any remaining Depositary
                      Shares after the completion of the Exchange Offer.

Stock Transfer Tax    None, except as provided in Instruction 6 of the Letter of
                      Transmittal.



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Certain Federal Income      The exchange of Depositary Shares for Common Stock in the
Tax Consequences            Exchange Offer will be treated for federal income tax purposes as a tax-free recapitalization. As such, tendering stockholders generally will not recognize gain or loss on the exchange of Depositary Shares into shares of Common Stock. However, a tendering Depositary Stockholder will be deemed to receive  a distribution of property (i.e., Common Stock)
                            from the Company in an amount equal to the lesser of (i) the amount of dividends in arrears (currently $6.375 per Depositary Share) on the Depositary
                            Shares exchanged or (ii) the excess of the fair market value of the Common
                            Stock received over the issue price of the Depositary Shares surrendered by the Depositary Stockholder. See "Certain Federal Income Tax Consequences"
                            (page 31-32) in the Offering Circular.

Delisting/Deregistering     The purchase of Depositary Shares pursuant to the Exchange
                            Offer will reduce the number of holders of Depositary Shares and the number of Depositary Shares that might otherwise trade publicly, and, depending upon the number of Depositary Shares so exchanged, could adversely affect the liquidity and market value of the remaining Depositary Shares held by the public.  If there are less than 100,000 publicly held Depositary Shares, or the
                            aggregate market value of the remaining publicly held Depositary
                            Shares is less than $2,000,000, the NYSE may require delisting of the Depositary Shares because the Depositary Shares would no longer satisfy all of the requirements to be designated a NYSE security.  If in excess of 94.6% (or 1,739,500 Depositary Shares)
                            of the Depositary Shares are exchanged for shares of Common
                            Stock in the Exchange Offer, the Depositary Shares would no longer satisfy all of the requirements to continue to be designated as a NYSE security.  The Depositary Shares are currently
                            registered under the Securities Exchange Act of 1934, as
                            amended (the "Exchange Act").  Registration under the Exchange
                            Act may be terminated upon application of the Company to the
                            Securities and Exchange Commission if the Depositary Shares
                            are neither listed on the NYSE or another national securities exchange nor held of record by at least 300 persons.  This set of circumstances may occur after the expiration of the Exchange
                            Offer.  Therefore if you do not accept the Exchange Offer and you are a remaining Depositary Shareholder and these
                            circumstances do arise, you may experience significant difficulty in selling your Depositary Shares, should you wish to do so, after the expiration date of an Exchange Offer.
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                             QUESTIONS AND ANSWERS

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Q:   Why is Lewis Galoob Toys offering to exchange 1.85 shares of common stock for each Depositary Convertible Exchangeable Preferred Share?

A:   The purpose of the Exchange Offer is to enhance the Company's financial position and ability to capitalize on opportunities for continued growth.
     In determining to proceed with the Exchange Offer, the Finance Committee of the Board of Directors considered, among other things, the fact that the Exchange Offer will enable the holders of the Depositary Shares to obtain value (based on the NYSE close on February 9, 1996) exceeding both the market price of the Depositary Shares prior to the announcement of the
     Exchange Offer as well as the amount of the per share cash redemption value plus unpaid dividend arrearages on the Depositary Shares. In determining to proceed with the Exchange Offer, the Company received a fairness opinion from Schroder Wertheim & Co. Incorporated that, based on certain assumptions and conditions, the exchange ratio is fair to the holders of the Depositary Shares from a financial point of view.

Q: What do the terms "beneficial owner", "registered holder" and "nominee" mean?

A: Beneficial owner: If a holder of $17.00 Convertible Exchangeable Preferred Stock is held by a broker, dealer, commercial bank, trust company or other nominee and registered in the name of such nominee (including the Depository Trust Company ("DTC")), such holder is the beneficial owner of the $17.00 Convertible Exchangeable Preferred Stock even though its name is not the name in which such shares are registered.

     Registered holder: The registered holder of $17.00 Convertible Exchangeable Preferred Stock is the person or institution in whose name such shares are actually registered on the register kept by Galoob or its agent for such purpose. If the $17.00 Convertible Exchangeable Preferred Stock is registered directly in the name of the holder who is the beneficial owner of such shares, such beneficial owner is also the registered holder. If the Depositary Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, such nominee is the registered holder of such shares.

     Nominee: This term refers to the broker, dealer, commercial bank, trust company or other institution that holds the Depositary Shares on behalf of a beneficial owner of such shares. Although such shares belong to such beneficial owner, such nominee is the registered holder of such shares and, accordingly, such shares are registered to such nominee (including if such nominee holds the Depositary Shares for DTC, in the name of DTC).

Q:   What is the dividend rate on the Depositary Shares?

A: The dividend rate of the Depositary Shares is $1.70 per annum for each Depositary Share.

Q:   The next dividend payment date for the Depositary Shares is April 1, 1996.
     Will the holders that participate in the Exchange Offer be eligible for that dividend?
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A:       No.  Any Depositary Stockholder who participates in the Exchange Offer will lose all of the existing rights and preferences of the Depositary Shares exchanged in the Exchange
         Offer, including but not limited to (i) the right to accumulate dividends, if and when paid, at the rate of $1.70 per Depositary Share per annum, (ii) the right, upon conversion, to receive for each Depositary Share converted, approximately 1.185 shares of Common
         Stock, and (iii) a liquidation preference of $20 per depositary share (plus accumulated and unpaid dividends thereon).

Q:       Will the dividend payment scheduled for April 1, 1996 be made?

A: The Company has not paid any dividends on the Depositary Shares since July 1, 1992. The Company will make no assurance that it will reinstate the dividends or pay any dividend arrearages on the Depositary Shares in the near future.

Q:       Will the Depositary Shares continue to be listed?

A: If in excess of 94.6% (or 1,739,500 Depositary Shares) of the Depositary Shares are exchanged for shares of Common Stock in the Exchange Offer, the Depositary Shares may no longer satisfy all of the requirements to continue to be designated as a NYSE security. Accordingly, there can be no assurance that the Depositary Shares will continue to be listed on the NYSE after the expiration date of the Exchange Offer.

Q:       What information is available about the Exchange Offer?

A:       Each holder of the Depositary Shares should have received a copy of the Offering
         Circular, the Letter of Transmittal, a Notice of Guaranteed Delivery, a letter addressed to
         Clients, Guidelines for Certification of Tax Payer Identification Number of Substitute
         Form W-9 and a Letter from Mark Goldman, the President and Chief Executive Officer of the Company.  The Company encourages each holder to review each document and to contact their broker and tax adviser for assistance.  In the event holders require additional information or assistance, they should contact the information agent at the toll free number listed in the Offering Circular and the Letter of Transmittal.

Q:       What is the process for a holder of Depositary Shares to participate in the Exchange
         Offer?

A: If the Depositary Shares are registered in the beneficial owner's own name, then the beneficial owner should complete the Letter of Transmittal and mail it in time to reach the Depositary prior to the expiration date of the Exchange Offer. If the beneficial owner requires assistance in completing the Letter of Transmittal, such beneficial owner may ask any broker, dealer, commercial bank, trust company or other nominee to assist in completing the Letter of Transmittal on the beneficial owner's behalf and effecting the exchange of shares.

         If the Depositary Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, then the beneficial owner should contact such nominee
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         promptly and instruct it to exchange such shares on behalf of such beneficial owner. In many circumstances, these instructions will have to be given in writing. The nominee should then, in accordance with such instructions, complete the Letter of Transmittal and mail it in time to reach the Depositary by the expiration date of the Exchange Offer.

         The Letter of Transmittal must be mailed in time to reach the Depositary by the expiration date of the Exchange Offer. In the event a beneficial owner or nominee is unable to timely submit the Letter of Transmittal, certificates for such Depositary Shares, or any other necessary documents as described in the Offering Circular and the Letter of Transmittal, such beneficial owner or nominee, as the case may be, may still participate in the Exchange Offer by following the Notice of Guaranteed Delivery instructions set forth in the Offering Circular and the Letter of Transmittal.

Q:       Are there any costs that a participating holder will bear in the context of the Exchange
         Offer?

A: The Information Agent and Depositary will be paid fees for assisting with this transaction. All such fees will be paid by the Company. However, if a holder's Depositary Shares are held by a broker, dealer, commercial bank or trust company, such holder may be charged a fee for their services.

Q:       Can a holder of Depositary Shares revoke its exchange of shares?

A:       Tenders of Depositary Shares pursuant to the Exchange Offer may be withdrawn at any time prior to the expiration date and, unless accepted for exchange by the Company, may be withdrawn at any time after forty business days from the date of the Offering Circular
         (April 23, 1996).   To be effective, a written Notice of Withdrawal delivered by mail, hand delivery or facsimile transmission must be timely received by the Depositary at one of the addresses set forth in the Offering Circular and Letter of Transmittal before the
         Depositary receives notice of acceptance by the Company of the Depositary Shares.  Any such Notice of Withdrawal must specify (i) the name of the person who tendered the
         Depositary Shares to be withdrawn, (ii) a description of the Depositary Shares to be withdrawn, and if the Depositary Shares are held in certificated form, the certificate numbers of the Depositary Shares to be withdrawn, and the aggregate principal amount represented by such Depositary Shares, (iii) that such holder is withdrawing its election to have such Depositary Shares exchanged, and (iv) such Notice of Withdrawal must be signed by the holder of the Depositary Shares in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of the Depositary Shares being withdrawn.  The Depositary will return the properly withdrawn Depositary Shares promptly following receipt of the Notice of Withdrawal.  If the Depositary Shares have been tendered pursuant to the procedure for book entry transfer, any Notice of
         Withdrawal must specify the name and number of the account at a book entry transfer facility to be credited the withdrawn Depositary Shares and otherwise comply with such book entry transfer facility's procedures.
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Q:       To whom should additional questions be addressed?

A:       Questions or request for information should be addressed to the Depositary and
         Information Agent, Chemical Mellon Shareholder Services, L.L.C., at 800-774-5469.
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